CONFIDENTIAL TREATMENT

INTERNATIONAL COAL GROUP, INC. HAS REQUESTED THAT THE

MARKED PORTIONS OF THIS DOCUMENT BE ACCORDED

CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934

Exhibit 10.34

PENN VIRGINIA OPERATING CO., LLC

TO

GREYMONT MINING CORP.

PREPARED: JULY 7, 2005

LESSOR: PENN VIRGINIA OPERATING CO., LLC

LESSEE: GREYMONT MINING CORP.

DATE OF LEASE: JULY 7, 2005

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

LEASE AND SUBLEASE AGREEMENT

THIS LEASE AND SUBLEASE AGREEMENT (this “Lease”) made and entered into this 7th day of July, 2005 by and by and between PENN VIRGINIA OPERATING CO., LLC, a Delaware limited liability company, hereinafter called Lessor, and GREYMONT MINING CORP., a Kentucky corporation, hereinafter called Lessee.

ARTICLE (1): LEASED AND SUBLEASED PREMISES

That for and in consideration of the sum of [            *            ], cash in hand paid by Lessee unto Lessor, the receipt of which is hereby acknowledged, and in further consideration of the minimum rentals and tonnage royalties to be paid by Lessee to Lessor as hereinafter stipulated, and of the covenants, provisions, stipulations and agreements hereinafter contained and on part of Lessee to be kept, performed and observed, Lessor does hereby give, grant, and sublease unto Lessee, under and subject to all of the exceptions, reservations, terms and conditions hereinafter contained, for the period of time hereinafter mentioned, the exclusive right and privilege to (i) mine and take away by the deep mining method only coal in the [            *            ] and the [            *            ] and on certain parcels of real property lying in Knott & Floyd Counties, Kentucky and (ii) remove, process, if necessary, and sell the refuse material from the Huff Branch refuse pile, all of which is identified more particularly on the map (the “Lease Map”) attached hereto as Exhibit A (the “Leased Premises”). To the extent any of the Leased Premises are held by Lessor under the leases identified on Exhibit B attached hereto (the “Prime Leases”), the Prime Leases are hereby subleased to Lessee on the terms contained herein and subject to the terms contained therein.

ARTICLE (2): LESSEE’S RIGHTS

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

(a) Lessee shall have all the mining rights and privileges, including surface rights, reasonably necessary to mine and take away the coal from the Leased Premises by the deep mining method only, as well as the right to remove and sell the refuse material in the Huff Branch refuse pile area identified on the Lease Map owned by Lessor on the date of this Lease, and no additional rights or privileges. Lessee covenants and agrees to ascertain the accurate boundary line of the Leased Premises before conducting any mining operations under this Lease.

(b) It is distinctly understood and agreed that Lessor grants only such mining rights and privileges as it possesses or has acquired in connection with the ownership of the coal covered by this Lease and that in mining, removing and carrying away such coal Lessee shall be limited to the exercise of the aforesaid rights and privileges.

(c) Lessor does hereby grant unto Lessee all of the rights and privileges granted to Lessor under and by virtue of the Prime Leases, and Lessee does hereby accept this Lease upon all of the terms, conditions, covenants, stipulations, exceptions, reservations and agreements contained in the Prime Leases. Notwithstanding the foregoing, Lessee shall not be entitled to exercise any right or privilege under any of the Prime Leases to the extent that such right or privilege is not granted under this Lease. Lessee covenants and agrees with Lessor that it will perform and will be bound by each and every covenant, term, condition and provision binding upon the Lessor under the Prime Leases to the same extent as though Lessee had been the original lessee; provided, however, that Lessor shall pay each installment of royalty and all other sums due under each of the Prime Leases. Lessee acknowledges that is has received, read and is familiar with each of the Prime Leases. Lessee acknowledges and agrees that it will be a co-sublessor with respect to the Leased Premises governed by the Prime Leases, with the same rights and privileges as the other co-sublessor.

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

(d) Lessee shall have the right, at any time and from time to time, but shall not be obligated, to make any payment or take any action reasonably necessary to prevent a default under the terms of any of the Prime Leases so long as Lessor in not engaged in a good faith effort to dispute or cure such default for that period of time deemed necessary by Lessor. Except as caused directly or indirectly by any default of Lessee hereunder, Lessor shall not amend, modify or surrender any of the Prime Leases so as to adversely and materially affect the subleased portion of the Leased Premises, without the prior written consent of Lessee, and any such amendment, modification or surrender made without such consent shall be null and void and shall have no effect or the rights of Lessee hereunder.

(e) Lessee and Lessor recognize that Lessee is only one of multiple coal lessees operating on Lessor’s properties, including the Leased Premises where surface mine operators may mine the same coal seams which Lessee is mining hereunder, and that there are also timber and oil and gas operations conducted on the Leased Premises. Recognizing that there will be increased demand for surface areas and roads on Lessor’s property, Lessor and Lessee agree to cooperate with each other to coordinate and plan the development and use of the coal, surface and roads so the interference to the operations of each is minimized. Lessee acknowledges and agrees that its leasehold interest and estate created hereby is not dominant to the interest or estate of any other lessee of any of Lessor’s properties, whether above, below or adjacent to the Leased Premises, and Lessee and all such other lessees shall be subject to and benefit from the cooperation provisions herein. Lessee agrees to coordinate and plan its activities with any surface mine lessees operating on the Leased Premises so that interference to each is minimized.

(f) Lessee is hereby advised that there may be utility power lines, gas lines, water lines or other obstructions in and on the Leased Premises. Lessor will use commercially

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

reasonable efforts to relocate or cause the relocation of such lines where necessary, upon being given sufficient notice; provided, however, that Lessor assumes no responsibility for any loss or delay resulting from Lessor’s relocation of such lines.

ARTICLE (3): NO WARRANTY

(a) Nothing herein contained shall be deemed or construed to be a covenant for quiet enjoyment or a warranty of title on the part of Lessor, either express or implied, but Lessee must respect and observe all limitations or defects in the title of Lessor in and to the Leased Premises, and all mining, surface and other rights appurtenant thereto. It is likewise understood by Lessee that Lessor gives no warranty as to the quality or quantity of the coat contained in the Leased Premises and assumes no liability due to any deficiency which may exist or develop therein.

(b) In the event any part of the Leased Premises is lost to the holder of any outstanding superior title, if Lessee has mined and removed a part or all of the coal therefrom and paid Lessor Tonnage Royalties (as defined herein) therefore, Lessor agrees to repay to Lessee the amount of Tonnage Royalties so paid, without interest, but Lessor shall not be otherwise liable for any damage on account of the mining and removing of such coal by Lessee.

ARTICLE (4): LESSOR’S RIGHTS

All rights, title and interest not herein specifically granted to Lessee are excepted from this grant and reserved to Lessor, its successors, assigns and licensees, together with the right to utilize the same. This Lease embraces only coal that can be mined by the deep mining method from the Leased Premises as welt as the refuse material from the Huff Branch refuse pile, and, without limiting the generality of this reservation, there are hereby expressly excepted from this Lease and reserved to Lessor, its successors, assigns and licensees:

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

(a) All oil, gas, timber (other than that necessary to permit orderly mining on the Leased Premises) and other minerals other than coal, all accumulations (commercially valuable slate, refuse, gob and similar mining by-products), all coal not leased herein, all coal bed methane not released in the normal course of mining hereunder, all water, and all other estates and rights in and with respect to the Leased Premises, together, with all rights necessary to the development and use thereof;

(b) The right of access at any time to enter upon the Leased Premises, over existing roadways or otherwise, and to drill, bore, excavate, cut, remove, mine, develop, transport and market (or to lease or license to others said rights) all such oil, gas, timber, water, coal, coal bed methane, accumulations and other minerals hereinabove reserved to Lessor;

(c) The right to use all roads (including roads made by Lessee) and to construct roads, conveyors, structures and appurtenances (or to tease or license to others said rights) which may be necessary in Lessor’s opinion for the development, removal, transportation or processing of such oil, gas, timber, water, coal, coal bed methane, accumulations and other minerals, rights and estates;

(d) The right to grant licenses, rights of way and easements as may be necessary or desirable in Lessor’s opinion:

(e) The right to currently be party to and to enter into mining leases with third parties to surface mine the coal seams covered by this Lease; and

(f) All rights-of-way, easements and agreements with third parties existing on the date hereof.

ARTICLE (5): LANDLORD-TENANT RELATIONSHIP

Anything in this Lease to the contrary notwithstanding, it is expressly understood, stipulated and agreed that the relationship between Lessor and Lessee shall be that of

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

Landlord and Tenant and nothing herein shall be construed or interpreted as establishing between Lessor and Lessee a relationship of partners, joint venturers, principal and agent, vendor and purchaser, or any other relationship except that of Landlord and Tenant. Lessor shall not direct or control the operations of Lessee and hereby waives and disclaims any right to exercise any supervision, operation or control with respect to the operations of Lessee.

ARTICLE (6): TERM OF LEASE

This Lease will take effect as of July 7, 2005, and shall continue for an initial period of ten (10) years (“Initial Term”). If Lessee is in compliance with all terms and conditions of this Lease and Lessee, together with any of its owners or other affiliated entities, is in compliance with all terms and conditions of any additional tease or other agreement in effect with Lessor at the time of the expiration of the Initial Term, then Lessee may renew this Lease, subject to the same terms and conditions herein stated, for an additional five (5) year term or for a period ending when all merchantable and mineable coal which is the subject of the Lease shall have been mined and removed from the Leased Premises pursuant to the provisions of the Lease, whichever occurs first, by giving Lessor written notice of Lessee’s intention to renew this Lease at least three (3) months prior to expiration of the Initial Term.

ARTICLE (7): ESSENTIAL RELIANCE

It is understood that it is the essence of this Lease that Lessor enters into this Lease expressly relying upon the demonstrated skill, experience, character, substance, credit and ability of Lessee and its present management. Lessor and Lessee hereto expressly recognize and acknowledge that the obligations of Lessee hereunder are “personal services” of a lessee whom Lessor considers to be uniquely competent and qualified to perform those services. Recognizing such unique competence, qualification, skill, credit, character and substance of Lessee, Lessor enters into this Lease because of the special trust and confidence that Lessor

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

has in the ability of Lessee to perform its obligations hereunder. For these reasons, Lessor demands, and Lessee specifically agrees that Lessee alone, and no other person or entity, will perform all of Lessee’s obligations hereunder. Lessor and Lessee expressly recognize and acknowledge that performance by some person or entity other than Lessee would, by the very nature of the services to be rendered by Lessee hereunder, constitute something essentially different from the performance contemplated by Lessor and Lessor’s reliance upon Lessee under this Lease. Therefore, Lessor and Lessee hereto expressly agree that the obligations of Lessee contemplated hereunder shall be performed only by Lessee. Nothing in this Article (7) is intended to prevent Lessee from using reputable contractors to mine the coal leased herein.

ARTICLE (8): MINIMUM RENTAL

(a) Lessee shall pay to Lessor, by wire transfer of immediately available federal funds to such account as Lessor may from time to time designate in writing to Lessee, or in such other manner as Lessor may from time to time designate in writing, as a minimum monthly rental (the “Minimum Rental”) for the Leased Premises, whether Lessee mines any coal therefrom or not, the following sums:

Year 2005: [            *            ] per month first due and payable on July 25, 2005 for the previous month of June and continuing to be payable on the 25th day of each month with the last payment for 2005 due on January 25, 2006 for the previous month of December. Notwithstanding the foregoing, Lessor agrees to waive the Minimum Rental until the earlier of (i) 30 days after the Lessee signs a contract for term business and begins delivering coal on the contract or (ii) 80 days after the preparation plant being constructed on the Leased Premises becomes fully operational.

Year 2006 and Beyond: [            *            ] per month due and payable on the 25th day of each month for the previous month throughout the Initial Term and any extensions or renewals thereof.

(b) Each month’s Tonnage Royalty (as defined below) shall be credited against the Minimum Rental due so that no Minimum Rental payment shall be due in any month where Tonnage Royalties due equal or exceed the Minimum Rental. In any month where the

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

Tonnage Royalty due does not exceed the Minimum Rental, the difference between the Minimum Rental paid and the Tonnage Royalty due for that month shall be credited to Lessee’s account for subsequent months. Lessee shall then have the right to produce and ship, without paying any Tonnage Royalty, such quantities of coal as would produce, at the royalty rates prevailing at that time, a Tonnage Royalty equal to that credit. This right of recoupment may be exercised within twenty-four (24) months from the time the credit accrues. In no event will Lessee pay less during any month than the Minimum Rental. This right of recoupment shall expire upon the expiration or termination of this Lease.

ARTICLE (9): TONNAGE ROYALTY

(a) Lessee shall render to Lessor at its office in Kingsport, Tennessee, or such other place as Lessor may from time to time designate in writing to Lessee on or before the 25th day of each month, a true and correct statement of the tonnage of coal shipped from the Leased Premises during the preceding month in a form satisfactory to Lessor. Such statement shall show the number of tons of coal mined, in inventory and shipped from the Leased Premises and the number of tons of coal taken away, hauled or sold by Lessee and its affiliates, agents and contractors to persons or entities, including its own employees, as well as the number of tons used by Lessee on the Leased Premises, as hereinafter provided.

(b) Lessee agrees that it will furnish to Lessor, on or before the 25th day of each month, weigh sheets, accurately and truthfully showing the quantity of coal shipped from the Leased Premises during the preceding calendar month.

(c) For the purpose of ascertaining accurate tonnages removed, Lessee agrees that the quantity or weight of coal removed from the Leased Premises shall be determined by actual weight, as determined in accordance with paragraph (f). Upon request by Lessor, Lessee shall furnish copies of actual weigh ticket summary reports for specific periods of time.

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

Weights shown upon such tickets shall be prima facie presumed to be correct. Each payment of royalty shall be accompanied by a statement showing the coal mined during the period for which such payment is tendered, the persons or entities to whom sold, the gross sales price per ton as that term is defined in paragraph (h) herein and the royalty due thereon certified to by Lessee. Upon request by Lessor, Lessee shall provide copies of the buyers’ vouchers of payment for such coal indicating the total price paid for such coal, whether stated as a price per ton or in some other form.

(d) (i) Lessee agrees that, if requested in writing at any time by Lessor, it will furnish to Lessor on or before the 25th day of each month a true and correct statement of the tonnage of coal mined by Lessee, its affiliates, agents or contractors during the preceding calendar month on the Leased Premises and in and on adjoining, adjacent and neighboring premises.

(ii) Lessee agrees that Lessor shall have the right to determine for itself, from time to time, the tonnage of coal mined on the Leased Premises and in and on adjoining, adjacent and neighboring premises owned, leased or operated by Lessee, and to require Lessee, its affiliates, agents or contractors to so designate the tonnage mined, held in inventory and shipped from each of such premises.

(e) Lessee agrees that the records and accounting of Lessee relating to the tonnages of coal mined, proceeds received and taxes paid on account of coal mined, in inventory and shipped from the Leased Premises and from any other premises owned, leased or operated by Lessee, in instances where this coal is to be commingled with coal mined from the Leased Premises, shall be kept open for the inspection of Lessor at all reasonable times

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

and shall be kept in accordance with generally accepted accounting principles consistently applied.

(f) Lessee agrees that the quantity of coal shall be determined by the weigh scales of the railroad which carries the coal to market and if any coal is taken from the Leased Premises by other means, or used thereon, the quantity so taken or used shall be determined by the mine weigh scales and according to the sales books and accounts of Lessee. If the coal is gasified, liquefied or otherwise utilized in place so that it cannot be conveniently and economically weighed, the weight of the coal so taken shall be estimated by the most modern and equitable means then available and such estimated weights shall be used in place of scale weights. Coal mined and shipped from the Leased Premises, and loaded and mixed in railroad cars with coal from the properties or sources other than the Leased Premises, shall be paid for in such proportion of the railroad scale weights as the scale weights of coal from the Leased Premises bear to the total mine scale weights of coal so loaded and mixed. Lessee agrees to conform to any and all other reasonable requirements of Lessor to insure the accurate ascertainment of the actual weight of coal taken from the Leased Premises.

(g) Lessee shall on or before the 25th day of each calendar month, pay to Lessor by wire transfer of immediately available federal funds to such account as Lessor may from time to time designate in writing to Lessee, or in such other manner as Lessor may from time to time designate in writing, a royalty on each and every ton of coal mined, shipped and sold from the Leased Premises (“Tonnage Royalty”) in the preceding month, calculated as follows:

Coal Mined by the Deep Mining Method

[        *        ] of the Gross Sales Price (as defined herein) per ton of 2,000 pounds or [        *        ] per ton of 2,000 pounds, whichever is greater (“Lease Royalty Rate”)

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

Refuse Material

[        *        ] of the Gross Sale Price per ton of 2,000 pounds or [        *        ] per ton of 2,000 pounds, whichever is greater on all material removed from the refuse pile and sold

(h) Lessee agrees that for the purpose of calculating the Tonnage Royalty above provided, the term “Gross Sales Price” as used herein shall mean the sales price (gross proceeds) received by Lessee or its parent company or any of their affiliates, associates or subsidiaries from an independent third party buyer F.O.B. the loading point in an arm’s length transaction after final preparation and loading, without the deduction of any costs whatsoever (other than, in the case of the sale of any refuse material from the Huff Branch refuse pile, reasonable trucking costs actually incurred and paid by Lessee), such sales price upon which said Tonnage Royalty shall be based to include all amounts paid by such third party buyer for such coal, whether stated as a part of the price per ton or not, and whether paid in cash or otherwise.

If any coal mined under this Lease shall be consumed on or off the Leased Premises by Lessee, or sold as coal for domestic use or sold and delivered to any other location, the Gross Sales Price of such coal for the purpose of computing the Tonnage Royalties set forth above shall be the sales price which would have been received by Lessee or its parent company or any of their affiliates, associates or subsidiaries for the coal so consumed from any independent third party buyer F.O.B. the loading point in an arm’s length transaction after final preparation and loading.

(i) Lessee shall pay full Tonnage Royalty at the rate herein stipulated upon all mineable and merchantable coal, whether in place or mined, which is burned, lost, destroyed, abandoned or injured by fire or explosion (“Lost Coal”), when such loss is caused by negligence of Lessee or any of its agents, contractors or employees or the fail Lessee to properly mine

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

or provide for the mining of such coal by standard met mining. Lost Coal shall be paid for according to the following formula:

(Lease Royalty Rate) x (Average Gross Sales Price) x (Recoverable tons)

The Lease Royalty Rate is provided in paragraph (g). The Average Gross Sales Price as used in this paragraph is the average of the Gross Sales Prices for all coal sold during the month preceding the month of the occurrence of Lost Coal during which coal was actually sold pursuant to this Lease. Recoverable tons is defined as [            *            ] of tons in place for deep mined coal. The number of tons of Lost Coal in place is calculated by multiplying [            *            ] times the square foot area of Lost Coal times the thickness in feet for the Lost Coal. Payment for Lost Coal shall be made by Lessee to Lessor within one (1) month following such loss.

(j) All Minimum Rentals or Tonnage Royalties becoming due and payable by Lessee to Lessor under the terms hereof shall be paid promptly by Lessee unto Lessor by wire transfer in the same manner as specified in paragraph (a) of Article (8) without previous demand for same, and all payments shall be treated as rents reserved for the use of the Leased Premises.

(k) Lessee shall pay interest to Lessor at the rate of [            *            ] compounded annually on all amounts not paid when due.

ARTICLE (10): MINING OPERATIONS

(a) Lessee shall no later than January 1, 2006, enter upon the Leased Premises and begin, and diligently continue, to mine and remove coal from the Leased Premises in an energetic, approved, skillful and workmanlike manner, utilizing a mine plan reviewed by Lessor, so as to recover the greatest possible amount of mineable and merchantable coal from the Leased Premises employing modern machinery and equipment and good mining and land

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

development practices and in accordance with the plans submitted by Lessee to Lessor pursuant to Article (11) hereunder, having due regard for the value of the Leased Premises as a coal producing property so as to avoid damage to and waste of any seams of coal, whether granted as a part of the Leased Premises or not so granted. Lessee shall continue mining the same with due diligence and without interruptions of any nature during the term of this Lease, subject only to force majeure as provided below.

If Lessee is unable, wholly or in part, by reason of force majeure, as hereinafter defined, to carry out any of its obligations under this Lease, other than financial obligations when due, then during the continuance of the force majeure, but not exceeding three (3) aggregate months in any calendar year, Lessee shall give Lessor prompt written notice reasonably detailing such force majeure. Thereupon, the obligations of Lessee, so far as they are affected by such force majeure, shall be suspended during the continuance of such force majeure.

For the purpose of this Lease, the term “force majeure” shall mean any act or occurrence, beyond Lessee’s control, that reasonably prevents the mining, processing, transportation or delivery of coal including fire, natural flood, damage to or destruction of Lessee’s mines, improvements or machinery, riot, strikes, acts of God, serious accident or other cause beyond the reasonable control of the Lessee and to which Lessee, it agents or employees have not willfully or negligently contributed. Lessee shall, however, upon the happening of any event of force majeure, use all reasonable efforts to remove as promptly as possible the cause of the inability to mine and ship coal.

(b) Lessor shall at all times have the right to enter the Leased Premises and the workings and mines of Lessee in order to audit, review, examine, survey and/or measure the same, or any part thereof, to determine that all the terms and conditions of this Lease have been fully complied with. In furtherance of the foregoing, Lessor shall have the right to freely

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

use any means of access to the Leased Premises and workings and mines thereon without let, hindrance or molestation, provided that such use does not unreasonably to interfere with Lessee’s operations.

(c) If Lessor finds and reports to Lessee in writing that, in the progress of the work, any areas of merchantable and mineable coal of workable thickness have been passed by with the result that coal has not been removed, which, in accordance with good mining practices should have been removed, Lessee agrees to return to such areas and remove the coal therefrom or pay for the coal under the Lost Coal provision set forth in Article (9).

(d) The term “mineable and merchantable coal”, wherever used in this Lease, means coal which can be ordinarily mined and sold, at a profit by the use of such then current modern mining methods and cleaning machinery and equipment as are reasonably adapted to practical, efficient and economical mining under the conditions found and in conformity with prudent mining practices and diligent and skillful management.

(e) Lessee shall maintain such possession and control of the mines operated hereunder as may be necessary to prevent trespass thereon or therein and shall, at its own expense, do whatever is necessary to prevent such trespass, and shall also at its own expense and in its own name (and in the name of Lessor when specifically authorized by Lessor), initiate and conduct all proceedings necessary to that end.

(f) Lessee shall use all reasonable care and precaution to (i) prevent the occurrence of fires in timber or forest growth on the surface overlying the Leased Premises; (ii) prevent mine fires in the coal seams on the Leased Premises; and (iii) pursue the prompt extinguishment of any such fires caused by its activities. Lessee shall also cooperate with Lessor and Lessor’s other lessees or agents in extinguishing such fires on adjoining lands that may be liable to spread to or over the Leased Premises. Lessee shall be responsible for all

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

injuries and damages caused by fire, including but not limited to, damages to timber, forest growth and property and injuries to persons on the Leased Premises or adjoining lands due to the negligence of Lessee or any of its employees when on duty, subcontractors, agents or assigns.

(g) Lessee shall not transport into, over, through or under the Leased Premises or ship (or otherwise transport for purposes of blending or otherwise) onto or from the Leased Premises any coal mined from other lands, without the express written consent of Lessor.

(h) Lessee agrees that, if in the prosecution of its mining operations hereunder, it encounters or leaves unmined, as unmineable and unmerchantable coal or coal which may be inaccessible, any part or portion of the coal covered hereby (it being understood that such coal can only be left as unmineable and unmerchantable with the consent of Lessor or after it has been determined as a matter of fact to be unmineable and unmerchantable) and the operations of Lessee hereunder have advanced to the point where it is no longer practicable to mine such coal, or the coal is inaccessible to the Lessee, and to the point where such removal of such coal will not injure or damage Lessee’s mine operations, then in such event, Lessor at its election, may declare in writing such coal so left as no longer being a part of the Leased Premises and may mine and remove such coal or lease and sublease the same to another for the purpose of mining and removing the same as though it had not been included in this Lease in the first instance; provided that such mining is done in such a manner as not to unreasonably interfere with Lessee’s mining operations under this Lease. Lessor shall give Lessee at least sixty (60) days advance written notice of its intention to invoke this paragraph (h), identifying the areas to be deleted from the Leased Premises.

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

(i) Lessee shall mine through portions of the coal seams that are faulty or would yield unmerchantable coal if the amount and quality of coal lying beyond the fault appears economically justifiable.

(j) During the term of this Lease, if a third party proposes to develop a mine on the Leased Premises, and after 30 days notice of such third party’s proposal to Lessee, Lessee determines that the area proposed to be mined by such third party is not in its two year horizon and not a part of an established long term mine plan, then Lessee promptly, upon Lessor’s request, shall surrender from the Lease Premises and this Lease the area of such coal seams and appurtenances, if any, necessary for such third party to develop such mine. If Lessor elects to require Lessee to surrender such coal to allow Lessor to lease to a third party, Lessee, upon request of Lessor, shall promptly transfer to such third party any of its permits that uniquely apply to such coal and otherwise shall grant such permit rights as are necessary to allow such third party to develop a mine as proposed. Lessee will be entitled to fair market value for money spent on acquiring the permits.

ARTICLE (11): SURVEYS, MAPS AND PERMITS

(a) Lessee shall at its expense employ a competent, registered professional mining engineer, whose duty it shall be to plan and project in advance the coal mining operations to be conducted on the Leased Premises in an efficient and practicable manner, according to accepted and approved engineering practices for the development of coal mines by the methods of mining herein provided for.

(b) The registered mining engineer shall lay out plans for development of the mining and cause maps on a scale of four hundred (400) feet to one (1) inch, or such other scale as Lessor may deem acceptable, to be made, which maps shall show thereon, fully and accurately, mining plans and proposals for mining, all improvements and surface structures to

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

be made in conjunction with the mining of the coal, reclamation methods after removal of said coal, elevation of the coal seam, total coal thickness, total seam thickness, contour above sea level and 1983 State Plane Coordinate grids, and Lessee shall, thirty (30) days before the commencement of any mining operation, furnish a copy of such maps and electronic files in a format acceptable to Lessor, together with a copy of all mine permit applications to Lessor. Lessor shall, within fifteen (15) days after receipt of the plan, notify Lessee of Lessor’s acceptance or rejection of such plan. Lessor’s review of such plans shall be for the purpose of maximizing the recovery of coal, and if any difference shall arise as to Lessee’s plan which cannot be mutually resolved to both parties’ satisfaction, then such plan may be submitted to arbitration as provided for in Article (25) of this Lease.

(c) Any future revisions to Lessee’s mining, reclamation or other plans and all permit applications, amendments, completions and maps must be reviewed with Lessor as provided in the preceding paragraph (b) before submittal to any governmental agency.

(d) Lessee agrees that the event of partial or total surrender of any part of the Leased Premises, or to facilitate professional, orderly and workmanlike development of all coal reserves on the Leased Premises, Lessee shall within a reasonable period of time, and at the option of Lessor, take all actions reasonably necessary to transfer any permits that have been obtained associated with the terminated or surrendered portion of the Leased Premises to another lessee, if any. In order to implement the assignment of these permits, Lessee shall execute an irrevocable power of attorney granting to Lessor or others which Lessor may designate, the right to execute a permit transfer form and all other applicable forms necessary to transfer any mining permits and any other permits associated with the respective surrendered or terminated areas or operations of Lessee.

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

(e) Lessee agrees to give Lessor reasonable notice of its or any contractor’s intention to permit (under applicable state law) any area on or in the Leased Premises and agrees to cooperate in good faith with Lessor in this regard to the mutual benefit of both Lessor and Lessee.

(f) No later than March 1 and August 1 of each year, Lessee shall furnish to Lessor maps and/or electronic files in a format acceptable to Lessor which accurately show workings and extension of Lessee’s mining operations on the Leased Premises during the six (6) month period ending December 31 and June 30, respectively, and any other reasonable information requested by Lessor. The maps shall be on a scale of four hundred (400) feet to one (1) inch or such other scale as requested in writing by Lessor and shall be based on tied surveys of all workings utilizing the Lessor’s Base State Plane Coordinate System and shall be delivered to Lessor at its designated office.

(g) Lessor itself, or through its agents, shall at all times have access to the plans, permit applications (amendments and completions), maps, electronic files, exploration and quality data in a form acceptable to Lessor, and tracings of Lessee and may take therefrom copies of such portions as Lessor or its agents may desire, if Lessee fails to furnish maps or other records as herein provided for and continues not to furnish such maps or documents for a period of ten (10) days after written demand by Lessor, Lessor may employ a competent engineer to make a survey of the mining developments of Lessee as herein provided and the expense thereof shall be paid by Lessee.

(h) Lessee shall furnish Lessor on or before March 1 of each year and at such other times as may be fixed by law or required for fax assessments, a statement of, and maps showing, the acreage of the Leased Premises that was mined, abandoned and/or lost by tax tract during the preceding year and the estimated remaining leased reserves. Lessee shall

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

cooperate fully with Lessor in any effort by Lessor during a reappraisal or otherwise to reduce or minimize any taxes, fees, levies or other assessments on all or any part of the Leased Premises.

ARTICLE (12): TAXES

Lessee shall promptly and properly, in accordance with all statutes, regulations, rulings and case law, pay at the times they become due and payable, all taxes, fees, levies, assessments, including, but not limited to, Black Lung benefits and assessments, ad valorem, excise, license, privilege or severance taxes, and any other charges whether imposed by the United States, any State or any political subdivision thereof, or by any municipal corporation upon or with respect to: (1) the fee estate or other interests of Lessor in the Leased Premises; (2) Lessee’s interest in this Lease; (3) the leasehold estate hereby created; (4) all coal mined and produced from the Leased Premises and the products thereof; (5) all buildings, structures, improvements, equipment and property of any kind used in, on or about the Leased Premises, whether owned by Lessee or Lessor; and (6) the exercise of any right or privileges in connection with Lessee’s operations hereunder so that Lessor shall be entirely relieved from such charges; provided, however, that if any other seam or seams of coal upon the Leased Premises shall be operated by Lessor or leased to others for operation, proper allowances shall be made for Lessee in settlement of the tax to be paid by it under this Article (12).

If Lessor makes any payment, either voluntarily or as required by law, on account of any or all of the above, then the amount thereof shall be repaid by Lessee to Lessor within ten (10) days after the date Lessor submits a written statement to Lessee.

It is not intended that Lessee shall pay, or be required to pay, any so-called income, profits, excise, occupational or privilege taxes levied or assessed upon the income of Lessor,

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

nor is it intended that Lessee shall pay any taxes attributable to the oil and gas estate, nor to the timber on the Leased Premises.

ARTICLE (13): ENGINEERING AUDIT

(a) Lessor, its agents, engineers or other persons on Lessor’s behalf, with their assistants, shall have the right to enter at all times the Leased Premises and mining operations of Lessee in order to audit, examine, select samples of coal, survey or measure the same or any part thereof for the purpose of ascertaining the condition of the mines, the methods practiced or the amount of coal removed, or for any other lawful purpose, and Lessor shall have the right to place and keep an auditor or other representative upon any tipples, docks or loading facilities at the mines of Lessee for the purpose of checking the weights, measures, accounts and mining methods of Lessee. In furtherance of the foregoing, Lessor shall have the right to freely use any means of access to the Leased Premises and the mining operations of Lessee without let, hindrance or molestation.

(b) Lessor, or any person acting on its behalf, shall also have the right to enter the Leased Premises at all reasonable times to inspect for or prevent any trespass; provided, however, that Lessor shall not be obligated to make such inspections, and Lessor will not be responsible in any manner for any such trespass. Lessee will use its best efforts to keep trespassers off of the Leased Premises.

ARTICLE (14): DAMAGES

Lessee shall conduct its mining operations so as not to violate any rights of lateral and subjacent support or other rights belonging to the owners of other estates on, adjacent to and near the Leased Premises and shall assist Lessor in the defense of any action instituted against Lessor for the recovery of any damages resulting from its operations hereunder. Lessee shall notify Lessor within twenty-four (24) hours of any action instituted against Lessee

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

for the recovery of damages, so that a proper defense against such suit may be arranged for and agreed upon. Lessee alone shall be responsible for any injury to any person or property caused by the mining, handling or preparation of coal produced hereunder and for any mining or operations outside of the Leased Premises.

ARTICLE (15): PUBLIC LIABILITY AND INSURANCE

(a) Lessee shall take the Leased Premises as it finds it at Lessee’s own risk and shall be deemed to be an independent contractor solely liable for damage on account of injuries to persons or damage to property arising directly or indirectly from Lessee’s operations under this Lease.

(b) Lessee shall carry comprehensive general liability insurance and property damage insurance with both Lessor and Lessee as additional insureds thereon in such amounts as Lessor shall require, but in no case less than THREE MILLION DOLLARS ($3,000,000) general aggregate; TWO MILLION DOLLARS ($2,000,000) bodily injury each occurrence; TWO MILLION DOLLARS ($2,000,000) property damage each occurrence; and FIVE MILLION DOLLARS ($5,000,000) umbrella liability above the primary coverage yielding a total coverage for each of bodily injury and property damage of SEVEN MILLION DOLLARS ($7,000,000), such umbrella liability policy to provide the same coverage as the underlying policies for bodily injury and property damage. Such insurance shall have a specific clause insuring Lessee’s assumption of liability and indemnification as herein contained and shall provide that the same may not be cancelled by the insurance carrier until after thirty (30) days written notice to Lessor of the insurance carrier’s intention to cancel. Lessee shall furnish Lessor evidence of such insurance in the form of copies of such insurance policies and of the payment of the premiums therefore.

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

It is distinctly understood and agreed by Lessee that the furnishing by Lessee of such policies or certificates of insurance and acceptance of the same by Lessor is not intended to and shall not, limit, affect or modify the obligations or liabilities of Lessee hereunder.

Lessee covenants and agrees that Lessee will carry and pay for worker’s compensation insurance or coverage and the appropriate Black Lung benefits insurance covering all of its employees (including truck drivers, whether the vehicles are owned or leased) working upon the Leased Premises or in connection therewith and all employees for any subcontractor(s) permitted by this Lease. Lessee covenants that Lessee will keep such insurance continuously in force and effect for such period of time as necessary to comply with the terms and provisions of this Lease and will furnish Lessor a certificate of such insurance.

Whenever if appears that any provision of this Article (15) has not been or is not being complied with by Lessee, Lessor may, in Lessor’s sole discretion, suspend and/or terminate Lessee’s operations under this Lease in accordance with the terms of this Article (15) and/or Article (17). Upon notice by Lessor to Lessee that Lessee is in violation of any of the provisions of this Article (15), Lessee agrees to immediately suspend its operations hereunder, pending Lessor’s decision regarding termination of this Lease as provided in Article (17).

ARTICLE (16): NOTICES

Until written notice of a different address, all notices required by this Lease shall be served upon, mailed by certified mail, return receipt requested, or sent by express delivery service or facsimile (with written notice of transmission) to Lessor at 2550 East Stone Drive, Suite 200, Kingsport, Tennessee 37660, and to Lessee at P. O. Box 1349, 106 4th Street, Pikeville, Kentucky 41502. Any communication sent as hereinabove provided shall be deemed effectively given or received on the date of delivery, if delivered by hand, by express delivery service or by facsimile, or on the date indicated on the return receipt, if mailed. If any notice

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

mailed or sent is properly addressed but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

ARTICLE (17): REMEDIES, DEFAULT, FORFEITURE

All payments and royalties hereunder required to be made by Lessee to Lessor shall be deemed and considered as rent reserved upon contract, and all remedies now or hereafter given by the laws of the Commonwealth of Kentucky for the collection of rent are reserved to Lessor in respect of the sums so retained or payable, and a lien is hereby reserved and imposed upon all the personal property of Lessee at any time acquired for use in connection with Lessee’s operations on the Leased Premises and remaining thereon or having been removed no more than thirty (30) days previously to the time of any default under this Lease, as well as upon this Lease and the leasehold estate hereby created, to secure the payment of any and all sums.

If Lessee shall fail to pay any sums due hereunder (including, but not limited to, Minimum Rentals, Tonnage Royalties and sums due for taxes or insurance) at the times herein fixed for such payments, Lessor may give to Lessee written notice specifying in what respect Lessee has defaulted in payment and should Lessee fail to correct such default within fifteen (15) days after receipt of such notice, Lessor may forfeit and terminate this Lease. If Lessee shall fail to perform or observe any of the terms, provisions, conditions, covenants, stipulations and agreements herein contained to be performed or observed by it (other than failure to make payments), specifically including without limitation, submission of adequate and proper operating and production records, compliance with federal state and local laws and regulations governing Lessee’s operations, and conduct of operations in a workmanlike manner, and such failure continues for a period of thirty (30) days after Lessor has given written notice of default to Lessee, Lessor may declare this Lease forfeited and terminate this Lease. If that certain

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

Coal Facility Lease and Operating Agreement (the “Facility Lease”) dated as of the date hereof between Loadout LLC (“Loadout”) and Elk Ridge, Inc. (“Elk Ridge”) is terminated pursuant to the terms thereof, Lessor may immediately declare this Lease forfeited and terminate this Lease.

Lessee further agrees that if (i) the interest of Lessee in the Leased Premises shall be sold on execution or judicial sale, (ii) bankruptcy proceedings are begun by Lessee, (iii) Lessee is adjudged a bankrupt, (iv) Lessee makes an assignment for the benefit of creditors, (v) a receiver is appointed for Lessee or for the Leased Premises, or (vi) any assignment occurs by operation of law, then and in any such event, this Lease shall forthwith terminate and be forfeited and the Leased Premises and all improvements thereon shall forthwith become the property of Lessor without compensation to Lessee and without refund of any royalties paid or credit for any royalties retained.

Upon forfeiture and termination of this Lease, without further notice, Lessor may reenter the Leased Premises and take possession thereof, exclude Lessee therefrom, and hold and possess the Leased Premises as if this Lease had never been made. In making any such reentry or taking possession of the Leased Premises, no writ of detinue or act of ejectment against Lessee shall be necessary. Such reentry shall not impair the right of Lessor to recover royalties and other sums due up to the time of such reentry, nor the right of Lessor to pursue any and all other remedies available under the laws of the Commonwealth of Kentucky for violation of any terms, provisions, conditions or covenants.

All of the foregoing powers of reentry and all other provisions for enforcement of the rights of Lessor are remedies cumulative to one another and to all other remedies, suits, actions and proceedings at law or in equity that Lessor may choose to exercise or be entitled.

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

IN THE EVENT OF ELECTION BY LESSOR TO ENFORCE ITS LIEN BY DISTRAINT OR OTHER LEGAL PROCESS, LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO PRIOR NOTICE OR ANY JUDICIAL PROCESS OTHER THAN THE ISSUANCE OF THE WARRANT OF DISTRAINT AND FURTHER EXPRESSLY WAIVES ANY RIGHT TO HEARING PRIOR TO THE LEVY OF SUCH WARRANT AND SALE THEREUNDER.

In the event of notice of termination for default under this Article (17), unless the default is for payment of rents or royalties, Lessee may contest the existence of grounds for termination under the provisions of Article (25). No forfeiture or termination shall occur pending the conclusion of arbitration.

ARTICLE (18): NO ASSIGNMENT, TRANSFERS AND ENCUMBRANCES

(a) Lessor and Lessee agrees that Lessee shall not assign, encumber, pledge, lease, sublease, license or set over any of its estate, interest, right to operate or any other right, or any part thereof, under this Lease, to any person or entity. None of this Lease, the leasehold estate hereby created, nor the right of Lessee hereunder shall be subject to sale or disposition or possession thereof, in whole or in part, by or under any judgment or decree of any court or by or through any judicial process of law, equity or bankruptcy, except for the purpose of enforcing Lessor’s rights hereunder. Any assignment, transfer, sublease, lien or encumbrance, either voluntary, involuntary or by operation of law, of this Lease or any rights therein, shall cause an immediate forfeiture of this Lease, and the rights and interests of Lessee shall forthwith cease and terminate.

(b) In the event of (i) a sale or merger of Lessee, (ii) a transfer other than by death, of a controlling interest in Lessee (i.e. 50% or more of the issued and outstanding stock or other equity interests of Lessee) to a person, entity or group not in control thereof as of the date of this Lease or (iii) an unauthorized assignment, encumbrance, lease, sublease or substitution of

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

another lessee by whatever means, then Lessor shall have the option to terminate this Lease forthwith and immediately by serving written notice of its election so to do. Any transfer by operation of law or proceedings in equity or bankruptcy shall be deemed an assignment within the meaning of this provision and a violation of this covenant.

(c) Lessee covenants and agrees that this Lease and all or any part of the Leased Premises are not intended to be an “equitable servitude” or any other property interest for the benefit of a third party. Lessee further covenants and agrees that it shall not create an equitable servitude upon the Leased Premises by virtue of any collective bargaining agreement, agreement of understanding, contract, subcontract, license, sublease, assignment, employment practice, successorship clause or any other contract with a third party which has no interest in the Leased Premises, but which would attempt to burden the Leased Premises. Lessor shall have the right, at its option, to terminate this Lease and immediately forfeit the leasehold estate without any further action by Lessor upon any attempt to create an equitable servitude against the Leased Premises.

(d) Notwithstanding any assignment, encumbrance, pledge, lease, contract, sublease or other substitution of the parties to this Lease by operation of law or proceedings in equity or bankruptcy, Lessee shall remain liable for the performance of each and every one of Lessee’s obligations hereunder including without limitation, the payment of Minimum Rentals and Tonnage Royalties.

(e) Nothing herein shall be construed to prohibit the Lessee from using reputable contract miners to mine the coal from the Leased Premises and deliver it to Lessee for Lessee to prepare the coal for market and market it; provided, however, that if Lessee shall use contract miners, Lessee shall nevertheless be liable for the performance of all of the terms of this Lease and it shall not delegate to contract miners the marketing of the coal from the Leased Premises.

(f) Lessor may freely assign all or any part of its interest in this Lease.

ARTICLE (19): MODIFICATION AND ALTERATION

No modification, alteration, waiver or addition to this Lease or any part thereof shall be valid or binding or be set up or relied upon by either party unless the same is in writing signed by Lessee and Lessor. No evidence of any such modification, alteration, waiver or additions shall be considered in any controversy rising out of this Lease, unless it is in writing signed as aforesaid.

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

ARTICLE (20): WAIVER

Neglect, inadvertence or refusal of Lessor at any time to avail itself of any of its rights or remedies hereunder shall not be construed as a waiver of any of Lessor’s rights, remedies and/or privileges whensoever and as often as any new ground therefore may arise.

ARTICLE (21): POSSESSION

Lessee shall deliver up peaceable possession of the Leased Premises to Lessor upon expiration or earlier termination of this Lease.

ARTICLE (22): COMPLIANCE WITH LAWS

Lessee shall be solely responsible for complying with all present and future federal, state, local or other laws and governmental regulation controlling mining and related operations on the Leased Premises, obtaining all required permits, furnishing all required bonds and restoring of the surface of the Leased Premises as is required by any appropriate United States or Commonwealth of Kentucky regulatory authority.

ARTICLE (23): ENVIRONMENTAL OBLIGATIONS

(a) At the termination of this Lease, Lessee shall leave the drifts, shafts, slopes and all other openings in a secure and proper state, consistent with good mining practice and in compliance with applicable mining regulations.

(b) Lessee recognizes the importance of environmental protection and the necessity for proper ecological balance and, to further these objectives, Lessee agrees to conduct with utmost caution all of its operations under this Lease for the purpose of, as nearly as possible, preserving or improving conditions as they previously existed by minimizing any adverse alteration of the topography and interfering with, polluting or impeding water courses

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

as little as possible. Lessee further agrees, in order to promote these objectives, that upon the expiration or termination of this Lease, and in addition to all other terms and conditions thereof, it will leave the Leased Premises in a clean and sanitary condition, free of debris, and shall be responsible for compliance with all environmental laws and regulations now in effect or hereinafter enacted affecting the Leased Premises (including retroactive regulations) or any activity carried on by Lessee thereon, regardless of whether any such laws or regulations impose liability of such condition or activity on Lessor as owner of the Leased Premises.

ARTICLE (24): REMOVAL OF EQUIPMENT

Upon the expiration or termination of this Lease, if all of the terms, conditions, covenants and stipulations of this Lease shall have been complied with, Lessee shall have the right, within three (3) months after the expiration or termination of this Lease, to remove any and all mobile mining equipment and personal property owned by Lessee and shall have the right, within six (6) months after the expiration or termination of the Lease, to remove from the surface overlying the Leased Premises and all improvements, buildings or other structures placed thereon by Lessee during the term hereof. If Lessee shall fail to remove any of the mobile mining equipment and personal property or buildings and other structures within the applicable periods described above, then the same shall, at Lessors’ discretion and with written notice to Lessee, thereupon become the absolute property of Lessor.

ARTICLE (25): DISPUTE SETTLEMENT AND ARBITRATION

If at any time during the continuance of this Lease, or any renewal thereof, any dispute shall arise between Lessor and Lessee under this Lease or under any of the terms and provisions hereof which cannot be agreed upon by the parties hereto, then such dispute shall be referred to a board of arbitrators (the “Board”). The Board shall be composed of one representative of Lessor and one representative of Lessee, to be selected by Lessor

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

and Lessee, respectively, and a third arbitrator who shall be chosen by the two arbitrators herein provided for. Each arbitrator shall have at least ten (10) years experience in the coalmining and/or coal land management business. In the event that the two arbitrators are unable to agree within ten (10) days upon a third arbitrator, then the American Arbitration Association shall designate a disinterested person to act as such arbitrator; and, in the event that the Receiving Party (as defined below) should, for a period of ten (10) days after receipt of an Arbitration Notice (as defined below), fail to select and make known in writing to the Notifying Party (as defined below) the arbitrator selected by the Receiving Party, the Board shall be comprised of the one sole arbitrator chosen by the Notifying Party. Either party (the “Notifying Party”) may at any time serve upon the other (the “Receiving Party”) a notice (an “Arbitration Notice”) setting forth the point or points upon which the decision of said Board is desired. Within ten (10) days after the date of such Arbitration Notice, the Receiving Party shall deliver a counter-notice to the Notifying Party which shall identify the arbitrator chosen by the Receiving Party and which may specify any additional points or differences arbitrable hereunder upon which the Receiving Party may desire a decision. The Board shall give ten (10) days written

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

notice of the time and place of hearing to the respective parties, and shall determine questions submitted to it for arbitration and make its decision and award in writing. The decision and award of a majority of the arbitrators (or the sole arbitrator as the case may be) shall be final, conclusive and obligatory upon the said parties to this Agreement and their successors and assigns, and without appeal, and each party hereto agrees to abide by and comply with every such decision and award. Judgment on the award of the Board may be entered and enforced by a court of competent jurisdiction. The costs of each party in connection with any such arbitration shall in the first instance be paid by such party but if such party substantially prevails therein it shall be reimbursed therefor by the other party, and the question of costs shall in each case be determined by the Board when it renders its decision on the question or questions submitted to it. Notwithstanding foregoing, the costs of arbitration in respect of the imposition or adjustment of Minimum Rentals, Tonnage Royalties or charges for transporting coal on the Leased Premises, and valuation upon termination, shall be shared equally by the parties hereto. Should the award of the Board declare that any violation hereof or default hereunder exists, it shall also provide the time within which the party committing such default shall pay the award and cure the breach which it decrees. Notwithstanding the requirement to arbitrate any dispute, any party may apply to a court for interim measures such as injunctions, attachments and conservation orders, which measures may be immediately enforced by court order. Any decision with respect to such interim measures shall promptly be referred to the Board for review and final decision.

ARTICLE (26): INDEMNIFICATION

Lessee agrees to indemnify and save Lessor harmless against any and all claims, suits, actions, losses or damages arising directly or indirectly from the Lessee’s operation of the Leased Premises. This shall include, but not be limited to, indemnification against claims

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

arising directly or indirectly from any of the following: the working or management of the Leased Premises by the Lessee; any debt or expense contracted or incurred by Lessee; any condition of the Leased Premises or the improvements thereon; any breach or default by Lessee under this Lease, including without limitation, any failure to comply with the provisions of Articles (12), (14), (15) and (22); any act or omission by Lessee or any of Lessee’s employees, agents, sublessees, contractors or other occupants; and any accident, injury or damages from any cause. This indemnification shall also cover all costs, expenses and other liabilities incurred in connection with any of these claims, including without limitation, attorney’s fees and expenses. Lessee agrees that upon request from Lessor it will defend any claim or action covered by this Article (26) and will employ counsel which is reasonably satisfactory to Lessor. This Article (26) and all other covenants of liability and indemnification contained anywhere in this Lease shall survive the expiration or termination of this Lease and shall be enforceable against Lessee after the expiration or termination of this Lease, without limitation.

ARTICLE (27): PERFORMANCE BOND, PERFORMANCE ESCROW ACCOUNT

Lessee shall either (i) obtain and maintain in effect for the term of this Lease a performance bond in a form prescribed by or otherwise acceptable to Lessor and in such amount (which shall not be less than [        *        ]) and upon such conditions as Lessor may require, to secure Lessee’s performance of its environmental, reclamation and all other obligations hereunder and all obligations of Elk Ridge pursuant to the Facility Lease or (ii) pay the amounts hereinafter provided into an interest bearing account or into such other investment account acceptable to Lessor (hereinafter referred to as the “Escrow Fund”) to be established and maintained by Lessee and Lessor at a national banking institution or brokerage firm acceptable to Lessor. Lessee shall bear all risk of loss in the Escrow Fund and Lessee agrees that the amount of monies available from the Escrow Fund shall never be less than the sum

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

total of all contributions required to be deposited at such time in the Escrow Fund by Lessee, except for withdrawals authorized hereunder. In the event that the total value of the Escrow Fund decreases at any time below the amount of contributions required to have been deposited into the Escrow Fund hereunder, Lessee shall immediately make such additional contributions as may be required to bring the value of the Escrow Fund equal to such required amount. The Escrow Fund is established to ensure, in part, that Lessee fully complies with all environmental and reclamation obligations on the Leased Premises as required by any permit and/or applicable federal or state statute or regulation and to secure all other obligations of Lessee due and owing to Lessor under this Lease and all obligations of Elk Ridge due and owing to Loadout under the Facility Lease. The Escrow Fund shall be established with the investment institution such that withdrawals from the Escrow Fund may be made only upon written authorization of Lessor. All interest and dividends paid on the Escrow Fund shall be for the account of Lessee but shall remain in or be reinvested in the Escrow Fund subject to the provisions hereof. If Lessee fails within ten (10) days of Lessor’s written request to comply with any of Lessee’s obligations and requirements hereunder or under the Facility Lease, including but not limited to, the environmental and reclamation requirements, Lessee does hereby authorize and grant Lessor the right to withdraw such sums and amounts from the Escrow Fund sufficient to (i) fully pay Lessor for any payments due and owing by Lessee to Lessor or (ii) reimburse Lessor for all costs of performing such obligations and requirements.

The Escrow Fund shall be held until such time as this Lease is terminated, Lessee has fully complied with all of its obligations under this Lease and Facility Lease and Lessee has no further liability to Lessor, whereupon Lessor shall agree to have the remaining balance of the Escrow Fund released to Lessee. Notwithstanding the foregoing, if this Lease is terminated for any reason prior to the mining and removal by Lessee of all mineable and merchantable coal in

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

the leased seams of coal in, on and under the Leased Premises, then in such event, and at Lessor’s sole option, the Escrow Fund shall remain in place until all such coal has been mined and removed by Lessor or its designee and reclamation is completed, or in the event Lessor elects not to have all mineable and merchantable coal removed, until reclamation is completed, and Lessee expressly agrees that the Escrow Fund may be utilized by Lessor or its designees to perform and complete any and all reclamation of the Leased Premises.

If Lessee elects to secure its performance of environmental and reclamation obligations hereunder by the establishment of an Escrow Fund, then within 30 days of the date hereof, Lessee shall pay [        *        ] into the Escrow Fund, and thereafter during the Initial Term shall pay [        *        ] into the Escrow Fund on the first of each month until the first Tonnage Royalty is paid. Then, Lessee shall pay into the Escrow Fund at the same time Tonnage Royalties are due hereunder a sum equal to the greater of [        *        ] per month or [        *        ] per ton of coal mined from the Leased Premises. Such payments shall continue until the Escrow Fund Balance is [        *        ]. Such amount shall not be a limitation of the amounts for which Lessee may be obligated under this Lease,

Provided Lessee is in compliance with all the terms and conditions of this Lease, from time to time, at the request of Lessee, Lessor agrees to authorize withdrawal, payable to Lessee, from the Escrow Fund in such amounts as are in said fund in excess of [        *        ]. If, after the Escrow Fund balance reaches [        *        ], the balance therein at any time thereafter falls below [        *        ], then Lessee shall resume the payments into the Escrow Fund at the times and in the amounts set out in the next preceding paragraph until the Escrow Fund balance again is [        *        ].

As Lessee performs its reclamation work upon completion of its mining activities, Lessee may apply to Lessor for reimbursement of its reclamation expenses and Lessor shall

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

authorize such reimbursement commensurate with the amount of work completed thereon; provided, however, that the Escrow Fund may not be drawn down below that amount necessary, in Lessor’s reasonable judgment, to complete Lessee’s obligations on the Leased Premises.

Lessee hereby grants to Lessor a security interest under the Uniform Commercial Code of Kentucky in and to the Escrow Fund and Lessee’s interest in the Escrow Fund to secure Lessee’s performance of its obligations hereunder and, in connection therewith, Lessee shall execute and deliver to Lessor from time to time such documents (including, without limitation, UCC forms) as may reasonably be required to perfect of record such security interest.

ARTICLE (28): MISCELLANEOUS

(a) This Lease shall be governed by the laws of the Commonwealth of Kentucky. This Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

(b) In computing any period of time pursuant to this Lease, the day of the act or event from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or legal national holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday or such legal holiday.

(c) This Lease shall not be recorded by either party hereto and any such recording shall constitute a default hereunder. The parties may record a mutually satisfactory memorandum of this Lease.

(d) All times, wherever specified herein for the performance by Lessor or Lessee of their respective obligations hereunder, are of the essence of this Lease.

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

(e) The headings preceding the text of the Articles hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

(f) This Lease and the Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Lease may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought. Lessor and Lessee acknowledge and agree that this Lease is the result of negotiations between the parties, each with the benefit of counsel, and therefore this Lease shall not be construed against the maker hereof.

(g) If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby, and each provision in this Lease shall be valid and enforceable to the fullest extent permitted by law.

[Signature Pages Follow]

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first above written.

LESSOR:

PENN VIRGINIA OPERATING CO., LLC

By:	/s/ Stephen F. Looney
Name:	Stephen F. Looney
Title:	Vice President – Virginia Operations

LESSEE:

GREYMONT MINING CORP.

By:	/s/ Henry E. Cook Jr.
Name:	Henry E. Cook Jr.
Title:	President

STATE OF TENNESSEE

COUNTY OF SULLIVAN

The foregoing instrument was acknowledged before me on this the 7th day of July, 2005, by Stephen F. Looney, Vice President-Virginia Operations, of Penn Virginia Operating Co., LLC, a Delaware limited liability company, on behalf of the company.

My commission expires: 3-27-06

/s/ Pamela P. Fields
NOTARY PUBLIC

[SEAL]

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

STATE OF TENNESSEE

COUNTY OF SULLIVAN

The foregoing instrument was acknowledged before me on this the 7th day of July 2005, by Henry E. Cook Jr., President, of Greymont Mining Corp., a Kentucky corporation, on behalf of the corporation.

My commission expires: 3-27-06

/s/ Pamela P. Fields
NOTARY PUBLIC

[SEAL]

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

EXHIBIT B

Surface Lease dated April 1, 1994 by and between Charles R. Collins and Donna Collins and Knott Floyd Land Company, Inc.

Surface Lease dated April 7, 2000 by and among Myrte Porter, Afton Stone, Barbara Thornberry, Christine Slone, Alger Jent and Wilma Jent, Melissa Stone and Knott Floyd Land Company, Inc.

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

Penn Virginia Resource Partners

Penn Virginia Operating Co., LLC

EXTERIOR PROPERTY LINE

LEASED PREMISES DEEP MINING RIGHTS

WAYLAND PROPERTIES

ELKHORN No 3 SEAM
DEEP MINING RIGHTS
LEASED TO
Greymont Mining Corp.

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

Penn Virginia Resource Partners
Penn Virginia Operating Co., LLC

EXTERIOR PROPERTY LINE
LEASED PREMISES DEEP MINING RIGHTS

WAYLAND PROPERTIES

ELKHORN No 2 SEAM
DEEP MINING RIGHTS
LEASED TO
Greymont Mining Corp.

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

FIRST AMENDMENT TO LEASE AND SUBLEASE AGREEMENT

(COAL LEASE)

This First Amendment to Lease and Sublease Agreement (this “First Amendment”) made and entered into this 11th day of November, 2005, by and between PENN VIRGINIA OPERATING CO., LLC, a Delaware limited liability company (“Lessor”), and GREYMONT MINING CORP., a Kentucky corporation (“Lessee”).

RECITALS

A. Lessor and Lessee have entered into that certain Lease and Sublease Agreement dated July 7, 2005 (the “Original Lease”).

B. Lessor and Lessee have agreed to amend certain provisions of the Original Lease as set forth herein.

W I T N E S S E T H:

NOW THEREFORE, for and in consideration of the foregoing recitals and the mutual agreements contained in this Amendment, the parties agree as follows:

1. Lessee’s Rights. Article (2)(a) is amended and restated in its entirety as follows:

“Lessor grants, to the extent it has the right to grant, to Lessee the right to exercise and enjoy all rights in or relating to the Leased Premises as may be reasonably necessary for the deep mining of coal from the Leased Premises, as well as for the preparation, loading, removal, transportation and shipping, of the coal mined from the Leased Premises (“Leased Coal”) or from any lands other than the Leased Premises (“Foreign Coal”), including the products and by-products of each and synthetic fuel produced from each and the reclamation of the Leased Premises in connection therewith, in accordance with applicable law. In addition, Lesser grants to Lessee the right to remove and sell the refuse material in the Huff Branch refuse pile area identified on the Lease Map owned by Lessor on the date of this Lease. Subject to paragraph (e) of this Article (2) and the limitations contained above and without limiting the foregoing, Lessee shall have the right to use as much of the surface and the underground workings of the Leased

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

Premises, and the right to take and use stone, soil, timber and water thereon, as may be reasonably necessary for (a) the deep mining, preparation, loading, removal, transportation and shipping of Leased Coal and Foreign Coal; (b) the construction, maintenance and use of all structures, fixtures, equipment, plant or facilities deemed necessary or convenient by Lessee, including without limitation, preparation facilities, synthetic fuel facilities, buildings, offices, impoundments, valley fills, tipples, roads, railroads, utilities, pipelines, conveyors and other structures, facilities and improvements necessary for, or incident to, the purposes of this Lease; (c) the storage of all such coal, any mine refuse and any equipment, materials and supplies; (d) the dumping of rock, slate, overburden, fill material and other refuse (including foreign coal refuse); (e) the pumping, discharge, deposit, treatment, diversion and draining of water; and (f) the right of ingress and egress to and from the Leased Premises for any purposes incidental to the above.”

2. Co-sublessee. Article (2)(c) is amended by deleting “co-sublessor” from two places in the last sentence and substituting “co-sublessee” in both places.

3. Water. Article (4)(a) is amended by inserting, immediately after “water”, the following: “(other than that necessary for mining and processing on the Leased Premises and other than that removed in dewatering during the normal course of mining here under)”.

4. Initial Term. Article (6) is amended by deleting “ten (10)” in the first sentence and inserting “eleven (11)” in its place,

5. Remainder Term. Article (6) is further amended by adding a second paragraph that reads as follows:

“The “Remainder Term” shall commence at the end of the Initial Term, or any extended term, as applicable, and shall continue until Lessee shall have fully complied with all of its reclamation, environmental and other obligations hereunder. During the Remainder Term, Lessee shall continue to comply with the terms hereof, although Lessee shall have no rights to mine, transport, load, remove, ship or process coal on or from the Leased Premises. Lessee shall pay to Lessor as rental during the Remainder Term the

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

sum of [    *    ] per year, payable on the first day of each year, until all permits are released and this Lease is terminated.”

6. Minimum Rental. Article (8)(a) is amended to clarify that the waiver of the Minimum Rental may extend beyond year 2005 by removing the second sentence from the paragraph beginning “Year 2005” and placing it as a separate paragraph at the end of Article (8)(a).

7. Wheelage. A new Article (9A) shall be inserted to read as follows:

“ARTICLE (9A): TRANSPORTATION OF FOREIGN COAL

(a) Lessor grants, to the extent it has the right to grant, to Lessee the right to transport, through workings in or otherwise through, under, over or across the Leased Premises, Foreign Coal, and persons, materials, supplies and equipment in connection with mining of Foreign Coal.

(b) In addition to the Minimum Rental and the Tonnage Royalty, Lessee shall pay to Lessor a charge (the “Wheelage Charge”) for each ton of two thousand (2,000) pounds of Foreign Coal mined by Lessee from the [    *    ] (the [    *    ]) that is transported underground through the Leased Premises during the twelve (12) months beginning sixty (60) days after the preparation plant being constructed on the Leased Premises (the “Facility”) becomes fully operational and during each twelve (12) months thereafter (each a “Mining Year”), calculated as follows:

(1) During any Mining Year prior to the time that Lessee has mined [    *    ] or more tons of Leased Coal in a Mining Year for any five (5) Mining Years,

(A) If Lessee mined less than [    *    ] tons of Leased Coal during the Mining Year, the Wheelage Charge shall be [    *    ] for each ton of [    *    ] transported underground through the Leased Premises during the Mining Year;

(B) If Lessee mined [    *    ] or more tons but less than [    *    ] tons of Leased Coal during the Mining Year, the Wheelage Charge shall be [    *    ] for each ton of [    *    ] transported underground through the Leased Premises during the Mining Year; or

(C) If Lessee mined [    *    ] or more tons of Leased Coal during the Mining Year, no Wheelage Charge shall be

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

payable for any [    *    ] transported underground through the Leased Premises during the Mining Year.

(2) During any Mining Year after the time that Lessee has mined [    *    ] or more tons of Leased Coal in a Mining Year for five (5) Mining Years,

(A) If Lessee mined less than [    *    ] of Leased Coal during the Mining Year, the Wheelage Charge shall be [    *    ] for each ton of [    *    ] transported underground through the Leased Premises during the Mining Year; or

(B) If Lessee mined [    *    ] or more tons of Leased Coal during the Mining Year, no Wheelage Charge shall be payable for any [    *    ] transported underground through the Leased Premises during the Mining Year.

(3) During any Mining Year after the time that Lessee has mined an aggregate of [    *    ] tons of Leased Coal during the term of this Lease, no Wheelage Charge shall be payable for any [    *    ] transported underground through the Leased Premises during the Mining Year.

(c) On or before the thirtieth (30th) day after the end of each Mining Year, (1) Lessee shall render to Lessor at its office in Kingsport, Tennessee, or such other place as Lessor may from time to time designate in writing to Lessee, a true and correct statement of tonnage of [    *    ] transported underground through the Leased Premised during the Mining Year, and (2) Lessee shall pay the Wheelage Charge for the Mining Year to Lessor by wire transfer of immediately available federal funds to such account as Lessor may from time to time designate in writing to Lessee, or in such other manner as Lessor may from time to time designate in writing to Lessee.”

8. Commencement of Mining. Article (10)(a) is amended by deleting “January 1, 2006” from the first Sine and replacing it with “May 1, 2006”.

9. Force Majeure. Article (10)(a) is amended by deleting “but not exceeding three (3) aggregate months in any calendar year” from the second paragraph and replacing it with “but not exceeding six (6) aggregate months in any calendar year”.

10. Transport. Article (10)(g) is amended and restated in its entirety as follows:

“(g) After the time that the Facility becomes fully operational, except as permitted by Lessor in writing, Lessee shall cause all

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

Leased Coal to be shipped through the Facility; provided, however, that in any given month Lessor may ship Leased Coal through a facility other than the Facility so long as Lessee shipped at least [    *    ] tons of coal through the Facility during the preceding twelve (12) months; provided, further, that Lessee may ship Leased Coal mined by Lessee from the [    *    ] through a facility other than the Facility without restrictions at any time.”

11. No Surrender. Article (10)(j) is amended by deleting the entire provision and substituting “Deleted” in its place.

12. Surrender. Article (11)(d) is amended by:

(A)	Deleting “or to facilitate professional, orderly and workmanlike development of all coal reserves on the Leased Premises,” from the first sentence; and

(B)	Adding another sentence at the end of the paragraph that reads as follows:

“However, no permit shall be transferred unless the transferee replaces Lessee’s reclamation performance bond simultaneously with the submittal of the transfer application, and the transferee shall not conduct any mining on the surrendered part of the Leased Premises until the permit transfer has been approved.”

13. Engineering Audit. Article (13)(a) is amended by adding a sentence at the end of the paragraph that read as follows:

“Lessor agrees to coordinate such activities with Lessee so that interference with Lessee’s operations on the Leased Premises is minimized.”

14. Subjacent Support. Article (14) is amended by adding the following immediately after the first sentence:

“To the extent it has the right to do so, Lessor hereby waives the right to lateral and subjacent support and any claim or liability for damages to the surface or subsurface or water thereon or therein,

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

and grants Lessee the right to subside the overlying strata, including water, without liability to Lessor therefor.”

15. No Consequential Damages. Article (14) is further amended by adding the following as a second paragraph:

“Notwithstanding anything herein to the contrary, neither party shall be liable under this Lease for indirect, consequential or punitive damages arising out of the breach or non-performance of this Lease (except to the extent that such damages are required to be paid to a third party and are the subject of an indemnification claim under this Lease).”

16. Assignment. Article (18)(a) is amended inserting the following immediately after the first sentence:

Notwithstanding anything herein to the contrary, Lessee may assign, encumber, pledge, lease, sublease, license or set over any of its estate, interest, right to operate or any other right, or part thereof, under this Lease, to any direct or indirect wholly-owned subsidiary of International Coal Group, Inc., ICG, Inc. or ICG, LLC (an “ICG Affiliate”), without consent of Lessor.

17. Assignment. Article (18)(b) is amended inserting the following at the end of the paragraph:

Notwithstanding anything herein to the contrary, a transfer of a controlling interest in Lessee to an ICG Affiliate, a transfer of a controlling interest in a publicly traded entity that directly or indirectly controls Lessee, or the issuance of publicly traded stock by Lessee or any entity that directly or indirectly controls Lessee shall not constitute an assignment hereunder.

18. Lessee Financings. Article (18) is amended by adding paragraph (g) that reads as follows;

“(g) Upon the request of Lessee, Lessor shall reasonably cooperate with Lessee and any financing provider to Lessee to enter into consent agreement acceptable to Lessor allowing Lessee to grant a leasehold mortgage on the Leased Premises to such financing provider.”

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

19. Performance Bond or Escrow. Article (27) is amended by deleting the provision in its entirety and substituting “Deleted” in its place.

20. Effect of Amendment. Except as specifically amended hereby, the terms of the Original Lease shall remain in full force and effect and, from and after the date hereof, all references to the “Lease” shall mean the Original Lease as amended hereby.

(The rest of this page is intentionally left blank.)

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

IN WITNESS WHEREOF, Lessor and Lessee have executed this First Amendment as of the day and year first above written.

LESSOR:

PENN VIRGINIA OPERATING CO., LLC

By:	/s/ Stephen F. Looney
Name:	Stephen F. Looney
Title:	Vice President – Virginia Operations

LESSEE:

GREYMONT MINING CORP.

By:	/s/ Henry E. Cook Jr.
Name:	Henry E. Cook Jr.
Title:	President

COMMONWEALTH OF KENTUCKY

COUNTY OF PIKE

The foregoing instrument was acknowledged before me this the 11th day of November, 2005, by Stephen F. Looney, Vice President—Virginia Operations, of Penn Virginia Operating Co., LLC, a Delaware limited liability company, on behalf of the company.

My Commission expires: 10/19/2007

(SEAL)

/s/ Andrew Daune Thacher
NOTARY PUBLIC

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

COMMONWEALTH OF KENTUCKY

COUNTY OF PIKE

The foregoing instrument was acknowledged before me this the 11th day of November, 2005, by Henry E. Cook Jr., President, of Greymont Mining Corp., a Kentucky corporation, on behalf of the corporation.

My Commission expires: 10/19/2007

(SEAL)

/s/ Andrew Daune Thacher
NOTARY PUBLIC

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

ASSIGNMENT AND ASSUMPTION AGREEMENT

(Coal Lease)

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into effective as of November 11, 2005, by and between GREYMONT MINING CORP., a Kentucky corporation (“Greymont”), and ICG KNOTT COUNTY, LLC, a Delaware limited liability company (“ICG”).

R E C I T A L S:

A. ICG, Greymont and Elk Ridge, Inc. (“Elk Ridge”) have entered into an Asset Purchase Agreement dated November 11, 2005 (the “Purchase Agreement”), pursuant to which Greymont and Elk Ridge have agreed to sell to ICG, and ICG has agreed to purchase from Greymont and Elk Ridge, the Acquired Assets.

B. By the Purchase Agreement, Greymont has agreed to assign to ICG all of Greymont’s right, title and interest in, to and under that certain Lease and Sublease Agreement dated July 7, 2005, between Penn Virginia Operating Co., LLC, as lessor, and Greymont, as lessee, which has been amended by that certain First Amendment to Lease Agreement dated November 11, 2005 (as amended, the “Coal Lease”).

C. As partial consideration for the Acquired Assets, ICG has agreed to assume the Coal Lease.

W I T N E S S E T H:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby promise and agree as follows:

1. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning given such terms in the Purchase Agreement.

2. Greymont hereby assigns and transfers to ICG all of Greymont’s right, title and interest in, to and under the Coal Lease.

3. ICG hereby (i) accepts the assignment of the Coal Lease, and (ii) agrees to pay, assume, perform and fully and timely discharge, in accordance with their terms, all of Greymont’s obligations under the Coal Lease arising and accruing after the date of this Agreement. Except for Greymont’s obligations under the Coal Lease, ICG assumes no other debt, liability or obligation of Greymont and it is expressly understood and agreed that such non-assumed debts, obligations and liabilities shall remain the obligations of Greymont.

4. The provisions of this Agreement are subject, in all respects, to the terms and conditions of the Purchase Agreement including, without limitation, the indemnification provisions thereof.

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. BOXES AND ASTERISKS DENOTE SUCH OMISSION.

5. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6. This Agreement and all questions arising in connection herewith shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

7. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their thereinto duly authorized officers effective as of the time, day, month and year first above written.

GREYMONT MINING CORP.

By:	/s/ Henry E. Cook, Jr.
Name:	Henry E. Cook, Jr.
Title:	President

ICG KNOTT COUNTY, LLC

By:	/s/ Verlin Robinson
Name:	Verlin Robinson
Title:	President

2